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                                   EXHIBIT 12

                       RATIO OF EARNINGS TO FIXED CHARGES
                               (In Thousands)

RATIO EARNINGS TO FIXED CHARGES CALCULATION:

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                                                                               YEARS ENDED DECEMBER 31,
                                                                 -----------------------------------------------------

EARNINGS:                                                          1993       1994       1995       1996       1997
                                                                 ---------  ---------  ---------  ---------  ---------
INCOME (LOSS) before income taxes and extraordinary items......      5,878     (9,735)    10,783     10,619    (14,063)
PLUS:
FIXED CHARGES..................................................     48,198     50,265     45,467    116,861    146,516
LESS:
CAPITALIZED INTEREST...........................................          0          0          0          0          0
                                                                 ---------  ---------  ---------  ---------  ---------
  EARNINGS.....................................................     54,076     40,530     56,250    127,480    132,453
                                                                 ---------  ---------  ---------  ---------  ---------
FIXED CHARGES:
INTEREST EXPENSE...............................................     40,435     49,061     44,264    114,461    144,140
PLUS:
CAPITALIZED INTEREST...........................................          0          0          0          0          0
PREFERRED PARTNERSHIP DIST.....................................      6,317          0          0          0          0
INTEREST ELEMENT OF RENTAL EXPENSE.............................      1,446      1,204      1,203      2,400      2,376
                                                                 ---------  ---------  ---------  ---------  ---------
  FIXED CHARGES................................................     48,198     50,265     45,467    116,861    146,516
                                                                 ---------  ---------  ---------  ---------  ---------
RATIO OF EARNINGS TO FIXED CHARGES (DEFICIENCY).................       1.1     (9,735)       1.2        1.1    (14,063)
                                                                 ---------  ---------  ---------  ---------  ---------
                                                                 ---------  ---------  ---------  ---------  ---------
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